SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
Bloomberg Barclays US Aggregate ex-Corporate Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Core Bond Portfolio[1]	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Diversified Fixed Income Portfolio[2]	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Diversified Stock Portfolio[3]	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Emerging Markets Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Factor Enhanced Emerging Markets Portfolio	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced International Portfolio	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced Large Cap Portfolio	First 5B Next 5B Over 10B	0.10 0.08 0.06
Factor Enhanced Small Cap Portfolio	First 5B Next 5B Over 10B	0.15 0.13 0.11
High Yield Corporate Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
Investment Grade Corporate Bond Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
Large Company Value Portfolio	First 1B Next 4B Over 5B	0.35 0.325 0.30
Managed Fixed Income Portfolio[4]	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Real Return Portfolio[5]	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio[6]	0.10
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Stable Income Portfolio	First 1B Next 4B Next 3B Over 8B	0.30 0.275 0.25 0.225
Strategic Retirement Bond Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
U.S. REIT Portfolio	First 5B Next 5B Over 10B	0.10 0.08 0.06

Schedule A amended:  May 23, 2017

1. On May 17, 2017 the Board of Trustees of Wells Fargo Master Trust approved a change to the Core Bond Portfolio advisory fee.  Effective October 1, 2017, the advisory fees will be:  First 500M 0.40; Next 500M 0.375; Next 2B 0.35; Next 2B 0.325; Next 5B 0.30; Over 10B 0.29

2. On March 27, 2017 the Board of Trustees of Wells Fargo Master Trust approved the merger of the Diversified Fixed Income Portfolio into the Investment Grade Corporate Bond Portfolio.  The portfolio merger will occur before or during the third quarter of 2017.

3. On March 27, 2017 the Board of Trustees of Wells Fargo Master Trust approved the liquidation of the Diversified Stock Portfolio.  The portfolio liquidation will occur before or during the third quarter of 2017.

4. On May 17, 2017 the Board of Trustees of Wells Fargo Master Trust approved a change to the Managed Fixed Income Portfolio advisory fee.  Effective October 1, 2017, the advisory fees will be:  First 500M 0.40; Next 500M 0.375; Next 2B 0.35; Next 2B 0.325; Next 5B 0.30; Over 10B 0.29

5. On May 17, 2017 the Board of Trustees of Wells Fargo Master Trust approved a change to the Real Return Portfolio advisory fee.  Effective October 1, 2017, the advisory fees will be:  First 500M 0.40; Next 500M 0.375; Next 2B 0.35; Next 2B 0.325; Next 5B 0.30; Over 10B 0.29

6. On March 27, 2017 the Board of Trustees of Wells Fargo Master Trust approved the liquidation of the Short-Term Investment Portfolio.  The portfolio liquidation will occur before or during the third quarter of 2017.

            The foregoing fee schedule is agreed to as of May 23, 2017 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

        C. David Messman

        Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

        Paul Haast

        Senior Vice President